September 1, 2017

SECURED PROMISSORY NOTE

(Principal Sum: Up to $1,500,000)

FOR VALUE RECEIVED, Digiliti Money, Inc., a Minnesota corporation (the “Payor” or the “Company”), which is a wholly-owned subsidiary of Digiliti Money Group, Inc., a Delaware corporation (the “Guarantor”), both with an address at delFive Business Park G, 18671 Lake Drive East, Minneapolis, MN 55317, agrees to pay to the order of UFT Equities Inc., a Delaware corporation with an address at 75 Broad Street, Suite 2410, New York, NY 10004 (the “Noteholder”; the “Noteholder”, the “Company” and the “Guarantor”, collectively, the “Parties”, or each individually, a “Party”), on the Maturity Date set forth in Paragraph “(A)” of Article “8” of this Secured Promissory Note (the “Note”), unless earlier accelerated in accordance with the terms of this Note, the Principal Sum (as defined in Article “1” of this Note) and accrued and unpaid Interest (as defined in Article “2” of this Note”).

1. Principal.

The Principal Sum shall be an amount of up to one million five hundred thousand ($1,500,000) dollars.

The Noteholder shall, subject to the terms of this Note advance to the Payor the Principal Sum for a ninety (90) day period (the “Initial Period”) from the date of this Note, with no less than four hundred fifty thousand ($450,000) dollars (the “Initial Drawdown”) of the Principal Sum within three (3) calendar days after the execution of this Note; provided, however that if any such date is not a Business Day in the State of New York, then the Initial Drawdown shall be advanced on the next Business Day.

All or any of the remaining drawdowns during the Initial Period shall be pursuant to a drawdown in equal portions of $350,000 per request on the 30th day of each month after the date of this Note. The proceeds shall be used in accordance with mutually agreed expenses.

Upon the closing of the proposed merger, share exchange, asset acquisition or similar transaction between the Parties (the “Proposed Merger”), the Company may, from time to time, request additional advances of up to $6,500,000 (“Additional Advances”) prior to the Maturity Date, pursuant to a separate secured promissory note to be entered by and among the Parties upon the similar terms and condition as those set forth in this Note.

The Noteholder agrees to tender the amounts of each drawdown request to the Payor by wire transfer pursuant to Payor’s wiring instruction.

If a definitive agreement with respect to the Proposed Merger is not entered into on or prior to September 30, 2017 or such later date as agreed upon by the parties in writing, the obligations of the Noteholder to make future advances pursuant to this Note shall terminate with immediate effect.

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2. Interest.

The unpaid principal amount of this Note outstanding shall bear interest (the “Interest”) from the date of this Note until paid in full, at the rate of six (6%) percent per annum, calculated on the basis of a year of 365 days (the “Interest Rate”) and shall be payable on the Maturity Date.

Upon the occurrence and during the continuance of an Event of Default (as defined in Article “9” of this Note), the Payor shall pay to the Noteholder accrued Interest at the rate of sixteen (16%) percent per annum, calculated on the basis of a year of 365 days for each day that an Event of Default exists.

3. Interest Rate Limitation.

It is the intent of the Noteholder and the Payor by the execution of this Note that the loan evidenced hereby comply with the restrictions of applicable state usury laws. If, for any reason, it should be determined that any usury law is applicable, the Payor and the Noteholder stipulate and agree that (A) the interest (or any other consideration pursuant to this Note) pursuant to this Note or in any other instrument evidencing or securing the indebtedness evidenced here shall be limited to the maximum permitted by such law, (B) none of the terms and provisions contained in this Note shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by any state laws which are applicable, (C) the obligation of the Payor shall be reduced to the maximum rate permitted to be charged by any state laws which are applicable and (D) the Noteholder shall not collect monies which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by any such applicable state law. Any sums collected which are in excess of such maximum rate shall be credited to the payment of any other sums due hereunder. If no sums are due hereunder, then such excess shall be returned to the Payor.

4. Security Interest.

As security for the prompt and complete payment and performance in full of all of the Payor’s obligations pursuant to this Note (including, but not limited to, the payment of all unpaid Principal and accrued Interest), and any other obligations or liabilities of the Payor to the Noteholder, the Payor and the Guarantor hereby grant to the Noteholder a security interest pursuant to the terms of a separate security agreement (the “Security Agreement”) being executed simultaneously with this Note, which shall be in a form attached to, and made part of, this Note as Exhibit “A”.

5. Guarantee.

As a material inducement for the Noteholder to make the loan to the Payor pursuant to this Note, the Guarantor shall execute a guarantee (the “Guarantee”) simultaneously with this Note, which provides that the Guarantor absolutely, unconditionally, irrevocably, and without limitation guarantees to the Noteholder the prompt and full payment and other performance of all of the obligations owed by the Payor to the Noteholder pursuant to this Note, which shall be in a form attached to, and made part of, this Note as Exhibit “B”.

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6. Operation of the Company and the Guarantor.

Prior to the Maturity Date, each of the Company and the Guarantor shall continue its business as and, without the prior written consent of the Noteholder, shall not engage in any transactions outside of the ordinary course of business including, but not limited to, selling, leasing, transferring, or assigning any material assets, tangible or intangible; entering into any material agreement, contract, lease, or license; making any material expenditures of its capital; declaring, set aside, or paying any dividend or making any distributions, except in the ordinary course of its business and to pay taxes.

7. Right to Appoint Director.

The Noteholder shall have the right to designate one (1) director to the Board of Directors of the Guarantor (the “Board”) immediately upon funding of the Initial Drawdown in the amount of $450,000 pursuant to Article “1” of this Note for one full term. The Noteholder shall have the right to said Board designee as long as the any or all of the unpaid Principal and accrued Interest remain outstanding.

8. Maturity Date/Prepayment.

(A) All unpaid Principal Sum and accrued Interest pursuant to this Note shall be due and payable on October 1, 2018 (the “Maturity Date”).

(B) The Payor may not, without the prior written consent of the Noteholder, prepay all or any part of the Principal Sum of this Note.

9. Events of Default

The term “Event of Default” as used herein shall mean the occurrence of any one or more of these following events; For the purpose of this Note, “material” shall mean any one or more related defaults pursuant to this Note which results in any monetary loss of the Noteholder equal to or greater than an aggregate of ten thousand ($10,000) dollars.

(A) The Payor shall fail to pay the principal or its accrued and unpaid interest due pursuant to this Note on the Maturity Date unless earlier accelerated pursuant to the terms of this Note;

(B) The material breach by the Payor and/or the Guarantor of any other provisions of this Note (other than failure to make payment as due hereunder) and such breach is not cured within ten (10) business days after written notice of such breach is given by the Noteholder to the Payor and/or the Guarantor pursuant to Paragraph “(C)” of Article “24” of this Note;

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(C) The filing by the Payor or the Guarantor of a petition in bankruptcy;

(D) The making of an assignment by the Payor or the Guarantor for the benefit of its creditors;

(E) Consent by the Payor and/or the Guarantor to the appointment of, or possession by, a custodian or receiver for itself or for all or substantially all of its property;

(F) The filing of a petition in bankruptcy against the Payor and/or the Guarantor without the consent of the Noteholder, and the failure to have such petition dismissed within thirty (30) days from the date upon which such petition is filed;

(G) Notwithstanding the thirty (30) day provision in Paragraph “(F)” of this Article “8” of this Note, on a petition in bankruptcy filed against the Payor and/or the Guarantor, the Payor and/or the Guarantor (as the case may be) is adjudicated bankrupt prior to the expiration of thirty (30) days;

(H) The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Noteholder, a receiver, trustee or custodian for the Payor and/or the Guarantor, or for all or substantially all of the property or assets of the Payor and/or the Guarantor;

(I) Any representation or warranty made by or on behalf of the Company and the Guarantor, or in any report, certificate, financial statement or other instrument furnished to the Noteholder in connection with this Note, the Security Agreement and/or the Guarantee shall prove to be inaccurate, false or misleading in any material respect as of the date with respect to which it was made or deemed to be made, provided, however, that the foregoing provision shall not apply to publicly filed disclosure documents, reports or financial statements, previously made with the Securities & Exchange Commission, (the “SEC”) and made available through EDGAR pursuant to the Company’s periodic and current reporting requirements, or otherwise;

(J) The Payor or the Guarantor shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Payor or the Guarantor to be observed or performed pursuant to the terms of this Note, the Security Agreement and/or the Guarantee beyond any applicable cure period;

(K) This Note, the Security Agreement, or the Guarantee at any time for any reason ceases to be in full force and effect or either of them or the transactions contemplated herein or therein in whole or in part is declared by a court or governmental agency of competent jurisdiction to be null and void;

(L) The Payor and/or the Guarantor materially breaches or defaults under the terms of any agreement, instrument or document with or for the benefit of the Noteholder other than this Note, the Security Agreement and/or the Guarantee; or

(M) The Guarantor materially defaults under or otherwise materially breaches any of the terms of the Guarantee;

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10. Remedies Upon Default.

On the Maturity Date or upon the occurrence of any Event of Default as set forth in Paragraphs “(B)” through “(M)” of Article “9” of this Note and at any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Noteholder’s option, be accelerated and become and be immediately due and payable through the date of full payment without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

11. Non-Exclusive Remedy.

Any remedy that is set forth in this Note is not exclusive of any other remedies provided for herein or that are provided by law.

12. Liability Upon Default.

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Noteholder including, but not limited to, any extension of time, renewal, waiver or other modification.

13. Exercise of Remedy Upon Default.

No failure on the part of the Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

14. No Defenses or Set-Off.

The Payor acknowledges and agrees that there are, and shall be, no claims, defenses, set-offs, equities, or counterclaims, whether legal or equitable, available to it or any other person or entity affiliated with it or against the enforcement of this Note, including, but not limited to, any such defenses, set-offs, equities, claims, counterclaims, or other legal or equitable defenses or claims including, but not limited to, the statute of limitations, which arise out of this Note, the obligation of the Payor to repay this Note, as the case may be, or in the course of dealings between the Payor and the Noteholder and any representatives or affiliates thereof, and any such defenses, set-offs, equities, counterclaims or other claims, legal or equitable, available to Payor, or any entity affiliated with Payor, whether known or unknown, arising out of this Note or the administration of this Note are hereby forever waived, released and discharged.

15. Confidentiality. Each of the Parties and their respective officers, directors, guarantors, employees and agents agree that the terms of this Note and the transactions among the Parties are confidential pursuant to the terms and conditions of a non-disclosure agreement entered into by and among the Parties.

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16. Expenses. Subject to Article “24” of this Note, each Party to this Note shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Note.

17. Representations and Warranties of the Company. Except as may be disclosed in the company’s previously publicly filed periodic or current reports as filed with the SEC or in the corresponding article or paragraph of the disclosure schedule attached hereto (a draft of which has been provided prior to the execution hereof, and the final of which shall be provided on or before September 8, 2017) as Exhibit “D” (the “Disclosure Schedule”), the Company hereby represents and warrants to the Noteholder the following (it being understood that any information set forth in one article or paragraph of the Disclosure Schedule shall be deemed to apply to and qualify the article or paragraph of this Note to which it corresponds in number and such other article or paragraph of this Note to the extent such disclosure makes it reasonably readily apparent that such information applies to such other article or paragraph):

(A) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company as currently conducted or as proposed to be conducted (a “Material Adverse Effect”).

(B) Power and Authority; Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note, and the performance of all obligations of the Company hereunder and thereunder has been taken.

(C) Enforceability. This Note, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

(D) No Governmental Consents. Assuming the accuracy of the representations made by the Company in this Article “17” of this Note, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required on the part of the Company as a condition to the Company’s execution, delivery or performance of this Note.

(E) Valid Issuance. The Note, when issued, delivered in accordance with the terms of the Note, will be duly and validly issued, fully paid to the extent of the drawn down amount, and nonassessable and will be issued in compliance with all applicable federal and state securities laws. No other corporate or other approval or authorization is required on the part of the Company or any other person (other than approval of the board of directors and certain lien holders or other party whose approval is required), by law or otherwise, in order to make this Note valid, binding and enforceable obligations of the Company (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies).

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(F) Capitalization. Schedule 17(F) of Exhibit “D”, which is attached, and made part of, this Note, contains a true, correct and complete listing of all authorized, issued and outstanding equity interests in the Company, including all preferred, common, profit interests and any other equity interests (the “Total Company Equity”) and the corresponding beneficial owners of such Total Company Equity (the “Shareholders”). The Total Company Equity is lawfully owned by each of the Shareholders as set forth on Schedule 17(F) of Exhibit “D”, which is attached, and made part of, this Note, and all voting rights in the Company are vested exclusively with the Shareholders. Except as set forth on Schedule 17(F) of Exhibit “D”, which is attached, and made part of, this Note on the date hereof, there is no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from the Company any common, preferred or profit interests in the Company or any other interest, security or right in the Company. Except as set forth on of the Schedule 17(F) of Exhibit “D”, which is attached, and made part of, this Note, on the date hereof, the Company does not have an obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute other equity interests in the Company or any assets of the Company. The Company does not have an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any common, preferred or profit interests in the Company or any other interest in the Company or to make any distribution in respect thereof. Except for the Stockholders Agreement (as defined below) among the existing shareholders of the Company, the Company has no knowledge that there is any agreement, written or oral, between the Company and any person or among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co sale rights or “drag along” rights), registration under the Securities Act of 1933 (the “Act”), as amended, or voting, of the common, preferred or profit interests in the Company or other equity interests in the Company. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986 (as amended, the “Code”) and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. The Company has no knowledge that any payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(G) No Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(H) Intellectual Property.

(i) The Company owns or has valid legal rights to all (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (d) computer software, data, and databases and documentation thereof; (e) trade secrets and other confidential information; and (f) licenses, information and proprietary rights and processes (collectively, “Company Intellectual Property”) used or held for use in connection with or otherwise relating to its business as now conducted and as presently proposed to be conducted. The Company Intellectual Property constitutes all intellectual property necessary for the operation of the Company’s business as currently conducted or as presently proposed to be conducted. Except for the license of “off the shelf” or other commercial software, there are no outstanding licenses or Notes of any kind relating to the Company Intellectual Property nor is the Company bound by or a party to any licenses or Notes of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. Schedule 17(H) of Exhibit “D”, which is attached to, and made part of, this Note, lists all Company Intellectual Property that is registered with any governmental authority or for which an application to a regulatory authority has been made.

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(ii) The use of the Company Intellectual Property and the conduct of the business as presently conducted or currently contemplated by the Company to be conducted does not conflict with, infringe upon, misappropriate, or otherwise violate any copyright or trade secret of any person and the Company has no knowledge of a patent or other proprietary right of any person. The Company has no knowledge that any claim by any person contesting the validity or ownership of any of the Company Intellectual Property is pending or, threatened. No claims have been filed by the Company asserting that any person is infringing upon, misappropriating or otherwise violating such Company Intellectual Property. The Company has no knowledge that any action, suit, proceeding or other investigation with respect to the Company’s use of the Company’s Intellectual Property has ever been instituted, is pending or threatened against the Company. The Company has no knowledge that any of the Company Intellectual Property is being infringed by activities, products or services of, or is being misappropriated by, any third party.

(iii) The Company has used commercially reasonable efforts to safeguard and maintain the secrecy and confidentiality of the Company Intellectual Property, and to obtain all rights in and to the Company Intellectual Property generated by its personnel with respect to its business. All of the Company’s former and current officers, employees and consultants who have participated in the development of, or otherwise had access to the Company Intellectual Property or other trade secrets or confidential information, have assigned to the Company all intellectual property rights arising from the services performed for the Company by such persons. None of the Company’s current or former officers, employees or consultants currently claim or have claimed to the Company and of the Company has no knowledge that any third party currently claims or has claimed any ownership interest in any of its intellectual property as a result of that person having been involved in the development of any such Company Intellectual Property while employed by or providing consulting services to it, or otherwise. The Company has no knowledge of any violation of any confidentiality or assignment of intellectual property Note relating to the Company Intellectual Property. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other Note, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company.

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(iv) No private source code related to any confidential Company Intellectual Property, nor any other of its trade secrets has been publicly published or disclosed. Without limitation of the foregoing, no licenses or rights have been granted to any third party to distribute or copy any of the Company’s source code for or to use any of its source code to create Derivative Works (as defined in 17 U.S.C. § 101), other than as in the ordinary course of business of the Company.

(v) The Company has not embedded any open source, copyright or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Noteholder (the “Confidential Information Agreements”) except as would not constitute a Material Adverse Effect. No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement. Each current and former employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Noteholder. The Company is not aware that any of its employees is in violation of any agreement covered by this Subparagraph “(v)” of this Paragraph “(H)” of this Article “17” of this Note.

(I) Financial Statements; No Undisclosed Liabilities. The Company has delivered to the Noteholder its audited consolidated balance sheet and statements of income and cash flows as of and for the twelve months ended December 31, 2015 (the “Financial Statements”), a copy of which are included as Schedule 17(I) of Exhibit “C”, which is attached to, and made part of, this Note. The Company shall deliver to the Noteholder unaudited financial statements for the six month period ended June 30, 2017 on or prior to September 8, 2017. The Company’s parent has previously disclosed on its Current Report on Form 8-K dated August 14, 2017 that it has received notification from its previous auditors that reliance should not be placed on the autitors report relating to the Guarantor’s (and hence the Company’s) consolidated financial statements for the year ended December 31, 2016, and that said audit has been withrdrawn by the auditors for said year. Other than the foregoing, the Financial Statements for the twelve months ended December 31, 2015 are true and correct in all material respects and fairly present the financial condition and operating results of the Company as of the date and during the period indicated. Other than in respect of the financials to be restated, the Financial Statements have been prepared in accordance with generally acceptable accounting principles in the United States (“GAAP”). Except as set forth in the Financial Statements and Schedule 17(I) of Exhibit “D”, which is attached to, and made part of, this Note, the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2017 and (ii) obligations under contracts and commitments previously made available to the Noteholder and made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance GAAP.

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(J) Compliance with Laws and Agreements. The Company is not in material violation or default (i) of any provision of its Certificate of Incorporation or any other Note governing the affairs of the Company, (ii) under any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound, (iii) of any judgment, order, writ or decree or (iv) of any federal or state statute, rule or regulation applicable to the Company.

(K) No Litigation. The Company has no knowledge of any claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened (i) against the Company or any officer, director or employee of the Company or (ii) that calls into question the validity of this Note or the right of the Company to enter into them, or to consummate the transactions contemplated hereby and thereby. The Company has no knowledge that the Company or any of its officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(L) Certain Transactions. Other than standard employee benefits generally made available to all employees, a copy of which in included as Schedule 17(L) of Exhibit “D”, which is attached to, and made part of, this Note, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or employees, or any affiliate thereof. The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing are, directly or indirectly, indebted to the Company, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or members of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any contract with the Company.

(M) Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

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(N) Employee Matters.

(i) As of the date hereof, the Company employs Forty (4) individuals in the following categories: Finance, Sales, Project Management, HR, Client Services, IT Development, IT Operations.

(ii) The Company has no knowledge that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. The Company has no knowledge that any of the execution or delivery of this Note, the carrying on of the Company’s business by the employees of the Company or the conduct of the Company’s business as now conducted and as presently proposed to be conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(iii) Other than as set forth on Schedule 17(N) of Exhibit “D”, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(iv) The Company has no knowledge that any employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Schedule 17(N) of Exhibit “D”, which is attached to, and made part of, this Note, or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Schedule 17(N) of Exhibit “D”, which is attached to, and made part of, this Note, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(v) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.

(vi) Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(O) Changes. Other than as set forth on the Schedules provided in Exhibit “D”, or as disclosed in the Company’s public filings or provided to the Lender in writing, (Since June 30, 2017 there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except as set forth in Schedule 17(O) of Exhibit “D”, which is attached to, and made part of, this Note, and changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii) any resignation or termination of employment of any officer or Key Employee of the Company; as used herein, the term “Key Employee” shall mean an employee who is part of the Company’s operating executive team;

(viii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(x) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(xii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii) The Company has no knowledge that any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv) any arrangement or commitment by the Company to do any of the things described in this Subparagraph “(xiv)” of this Paragraph “(O)” of this Article 17 of this Note.

(P) Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(Q) Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

(R) Employee Agreements. Each current and former employee, consultant and officer of the Company has executed a Confidential Information Agreement. No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Paragraph “(R)” of this Article 17 of this Note.

(S) Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(T) Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form in the Schedule 17(T) of Exhibit “D”, which is attached to, and made part of, this Note. The copies of the minutes of meetings of directors and shareholders and actions by written consent without a meeting by the directors and shareholders provided to the Noteholder accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

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(U) Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

(V) Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) the Company has no knowledge that there has been any release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Noteholder true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments. For purposes of this Paragraph “(W)” of this Article “17” of this Note, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

(W) Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

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(X) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). The Company has no knowledge that any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) the Noteholder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Noteholder.

(Y) Full Disclosure. All the representations and warranties made by the Company herein or in the Exhibits hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

(Z) Survival of Warranties. Unless otherwise set forth in this Note, the warranties, representations and covenants of the Company contained in or made pursuant to this Note shall survive the execution and delivery of this Note and shall in no way be affected or limited by any investigation of the subject matter therefor made by or on behalf of the Company.

(AA) No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Noteholder knew or had reason to know that any covenant, representation or warranty in this Note contained untrue statements.

18. Representations, Warranties, Covenants and Agreements of the Guarantor. Subject to obtaining the consents of several creditors and existing lienholders which have not yet been obtained as of the initial date of, and drawdown under this Note (the “Creditor Consents”), the Guarantor hereby makes the following representations and warranties to the Noteholder as of the date hereof: (the capitalized terms used in this Article “18” of this Note are defined in the Security Agreement which is attached to, and made part of, this Note as Exhibit “A”.)

(A) The Guarantor has the requisite corporate power and authority to enter into this Note and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Guarantor of this Note, the Security Agreement and the Guarantee and the filings contemplated herein have been duly authorized by all necessary action on the part of the Guarantor and no further action is required by the Guarantor. This Note, the Security Agreement and the Guarantee constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with their respective terms or similar laws affecting the enforcement of creditor’s rights generally.

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(B) Capitalization. Exhibit “E”, which is attached, and made part of, this Note, contains a true, correct and complete listing of all authorized, issued and outstanding equity interests in the Guarantor, including all preferred, common, profit interests and any other equity interests (the “Total Guarantor Equity”) and the corresponding beneficial owners of such Total Guarantor Equity (the “Stockholders”). The Total Guarantor Equity is lawfully owned by each of the Stockholders as set forth on Exhibit “D”, which is attached, and made part of, this Note, and all voting rights in the Guarantor are vested exclusively with the Stockholders.

(C) The Guarantor represents and warrants that it has no place of business or offices where its respective books of account and records are kept, stored or located, except for the Business Premises.

(D) The Guarantor is the sole owner of the Guarantor’s Collateral (except for non-exclusive licenses granted by the Guarantor in the Ordinary Course of Business), free and clear of any and all Encumbrances. The Guarantor is fully authorized to grant the security interests in and to pledge the Guarantor’s Collateral to the Noteholder. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing covering or affecting any of the Guarantor’s Collateral.

(E) No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Guarantor that any Guarantor’s Collateral or the Guarantor’s use of any Collateral violates the rights of any Person. There has been no adverse decision or Claim to the Guarantor’s ownership rights in or exclusive rights to use the Guarantor’s Collateral in any jurisdiction, or to the Guarantor’s right to keep and maintain such Guarantor’s Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Guarantor, threatened, before any Governmental Authority or with any other Person.

(F) The Guarantor shall at all times maintain its books of account and records relating to the Guarantor’s Collateral at the Business Premises and the Guarantor shall not relocate such books of account and records, except and unless the Guarantor shall first notify the Noteholder in writing of the relocation.

(G) Upon making the filings described in the immediately following sentence and obtaining of all necessary Creditor Consents which are not being obtained at the initial issuance date of this Note, this Note, the Security Agreement and the Guarantee create, in favor of the Noteholder, a valid and perfected security interest in the Guarantor’s Collateral. Except for the filing of financing statements on Form-1 under the Code with the State of Delaware and the State of Minnesota, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (i) for the grant by the Guarantor of, or the effectiveness of, the security interests granted hereby or for the execution, delivery and performance of this Note, the Security Agreement and the Guarantee by the Guarantor or (ii) for the perfection of or exercise by the Noteholder of its rights and remedies hereunder.

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(H) At such time as Company and Guarantor have provided a written notice to Noteholder that all necessary creditor and lienholder consents have been obtained, and after the execution of this Note, the Security Agreement and the Guarantee, the Guarantor hereby authorizes the Noteholder to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof, with respect to the security interests on the Guarantor’s Collateral granted hereby, with the State of Delaware and the State of Minnesota and in such other jurisdictions as may be requested or desired by the Noteholder.

(I) The execution, delivery and performance of this Note, the Security Agreement and the Guarantee, and the granting of the security interests contemplated hereby, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of the Guarantor; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which the Guarantor is a party or by which any of the Collateral may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (iv) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Guarantor or any of the Guarantor’s Collateral. No Consent (including from stockholders or creditors of the Guarantor is required for the Guarantor to enter into and perform its obligations hereunder and thereunder. Notwithstanding the foregoing, the Company and Guarantor have not obtained the Creditor Consents as of the date of execution hereof and shall exercise best efforts in obtaining all necessary Creditor Consents within 7 business days of the date of initial execution and funding hereof.

(J) The Guarantor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Guarantor’s Collateral in favor of the Noteholder until this Note and the Security Agreement and the security interests hereunder and thereunder shall terminate pursuant to the Paragraph “(O)” of Article “9” of the Security Agreement. The Guarantor shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Noteholder. At the request of the Noteholder, the Guarantor will sign and deliver to the Noteholder at any time, or from time to time, one or more financing statements (or authority to file, amend, continue or assign financing statements) pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Noteholder and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Noteholder to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Noteholder shall pay all fees, taxes and other amounts necessary to maintain the Guarantor’s Collateral and the security interests granted hereunder, and the Noteholder shall obtain and furnish to the Noteholder from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder and thereunder.

(K) The Guarantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Guarantor’s Collateral without the prior written consent of the Noteholder, which consent may be withheld in the Noteholder’s sole and absolute discretion, except for transfers, sales or licenses made in the Ordinary Course of Business.

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(L) The Guarantor shall keep, maintain and preserve all of the Guarantor’s Collateral in good condition, repair and order and the Guarantor will use, operate and maintain the Guarantor’s Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(M) The Guarantor shall, within five (5) days of obtaining knowledge thereof, advise the Noteholder promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect, or that may otherwise be expected to materially and adversely affect the value of the Guarantor’s Collateral, the Noteholder’s security interest therein, or the Noteholder’s ability to enforce its rights hereunder and realize the benefits of its security interests hereunder.

(N) The Guarantor shall promptly execute and deliver to or for the benefit of the Noteholder such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Noteholder may from time to time request and may in their sole discretion deem necessary to perfect, protect or enforce their security interests in the Guarantor’s Collateral, including, placing legends on the Guarantor’s Collateral or on books and records pertaining to the Guarantor’s Collateral stating that the Noteholder have a security interest therein.

(O) The Guarantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, Claims, causes of action and accounts receivable in respect of the Guarantor’s Collateral.

(P) The Guarantor shall promptly notify the Noteholder in sufficient detail upon becoming aware of any Proceeding or any other litigation, attachment, garnishment, execution or other legal process levied against any Guarantor’s Collateral or of any Proceeding or any other litigation, attachment, garnishment, execution or other legal process which the Guarantor knows or has reason to believe is pending or threatened against it or the Guarantor’s Collateral, and of any other information received by the Noteholder that may materially affect the value of the Guarantor’s Collateral, the security interests granted hereunder or the rights and remedies of the Noteholder hereunder.

(Q) All information heretofore, herein or hereafter supplied to the Noteholder by or on behalf of the Guarantor with respect to the Guarantor’s Collateral is accurate and complete in all material respects as of the date furnished.

(R) The Guarantor will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Guarantor’s Collateral and shall defend the Guarantor’s Collateral, at the Guarantor’s expense, against all Claims of any Persons claiming any interest in the Guarantor’s Collateral adverse to the Guarantor or the Noteholder.

(S) At all reasonable times, the Noteholder and its respective agents and designees may enter the Business Premises and any other premises of the Guarantor and inspect the Guarantor’s Collateral and all books and records of the Guarantor (in whatever form), and the Guarantor shall pay the reasonable costs of such inspections.

(T) The Guarantor shall maintain comprehensive casualty insurance on the Guarantor’s Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Noteholder, and each such policy shall contain a clause or endorsement satisfactory to the Noteholder naming the Noteholder (or the Guarantor’s Collateral Agent on behalf of the Noteholder) as loss payee and a clause or endorsement satisfactory to the Noteholder that such policy may not be canceled or altered and the Noteholder may not be removed as loss payee without at least thirty (30) days prior written notice to the Noteholder. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Guarantor will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Guarantor hereby assigns to the Noteholder and grants to the Noteholder a security interest in any and all proceeds of such policies and authorizes and empowers the Noteholder to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Company hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Noteholder and not to the Guarantor and the Noteholder jointly. The Guarantor authorizes and empowers the Noteholder to execute and endorse in the Guarantor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Noteholder under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by the Noteholder in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at the Guarantor’s option, either toward replacing or restoring the Guarantor’s Collateral, in a manner and on terms satisfactory to the Noteholder, or as a credit against such of the Obligations, whether matured or unmatured, as the Noteholder shall determine in the Noteholder’s sole discretion. In the event that the Guarantor may and does elect to replace or restore any of the Guarantor’s Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of the Noteholder, and such net proceeds shall be disbursed therefrom by the Noteholder in such manner and at such times as the Noteholder deem appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon the Noteholder shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Noteholder, or as a credit against such of the Obligations, whether matured or unmatured, as the Noteholder shall determine in the Noteholder’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then the Noteholder may, in their sole discretion, apply such net proceeds either toward replacing or restoring the Guarantor’s Collateral, in a manner and on terms satisfactory to the Noteholder, or as a credit against such of the Obligations, whether matured or unmatured, as the Noteholder shall determine in The Noteholder’s sole discretion.

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(U) Upon the occurrence of an Event of Default, the Guarantor shall cooperate with the Noteholder to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral, or any other Collateral that may, in the Noteholder’ sole discretion, require any such control agreements. In addition, the Guarantor, at the Guarantor’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(V) The Guarantor shall not file any amendments, correction statements or termination statements concerning the Guarantor’s Collateral without the prior written consent of the Noteholder.

(W) No other indebtedness or other equity or security of the Parent is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution

(X) SEC Documents; Financial Statements. The Guarantor’s Common Stock is registered pursuant to Section 12 of the Exchange Act and except with respect to the SEC filings with respect to the Form 10-Q for the year ended December 31, 2016 and for the period ended March 31, 2017, for which the accounting firm has withdrawn its reports and has advised that the same may not be relied upon, and consent to file,, the Guarantor has timely filed, reports, schedules, forms, statements and other documents required to be filed by the Guarantor with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Guarantor is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Guarantor has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Guarantor represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to the Noteholder, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to the Noteholder; provided, however, that if the Noteholder is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond the Noteholder’s control, then upon request from the Noteholder, the Guarantor shall deliver to the Noteholder true and complete copies of such SEC Documents. The Guarantor shall also deliver to the Noteholder true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the SEC that have been prepared but not filed with the SEC as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Guarantor included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Guarantor as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Guarantor and its officers have no knowledge that any other information provided by or on behalf of the Guarantor to the Noteholder which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(Y) Full Disclosure. All the representations and warranties made by the Guarantor herein or in the Exhibits hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Guarantor, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

(Z) Survival of Warranties. Unless otherwise set forth in this Note, the warranties, representations and covenants of the Guarantor contained in or made pursuant to this Note shall survive the execution and delivery of this Note and shall in no way be affected or limited by any investigation of the subject matter therefor made by or on behalf the Guarantor.

(AA) No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Noteholder knew or had reason to know that any covenant, representation or warranty in this Note contained untrue statements.

19.  Warrants and Representations of the Noteholder. The Noteholder hereby represents and warrants to the Company and the Guarantor as follows:

(A) The Noteholder has full power and authority to enter into this Note. This Note when executed and delivered by the Noteholder, will constitute valid and legally binding obligations of the Noteholder, enforceable in accordance with the terms of this Note, no further authorization shall be necessary on the part of the Noteholder for the performance and consummation by the Noteholder of its obligations pursuant to this Note.

(B) The execution, delivery and performance of this Note in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(C) Full Disclosure. All the representations and warranties made by the Noteholder herein or in the Exhibits hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Noteholder, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

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(D) Survival of Warranties. Unless otherwise set forth in this Note, the warranties, representations and covenants of the Noteholder contained in or made pursuant to this Note shall survive the execution and delivery of this Note and shall in no way be affected or limited by any investigation of the subject matter therefor made by or on behalf the Noteholder.

(E) No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Company and/or the Guarantor knew or had reason to know that any covenant, representation or warranty in this Note contained untrue statement.

20. Negative Covenants of the Company and the Guarantor. As long as any of the Company’s payment obligations pursuant to this Note remain outstanding, and presuming that the full Initial Drawdown has been made or is being made as scheduled, or are otherwise due and payable (including all unpaid Principal and accrued Interest), each of the Company and the Guarantor hereby covenants and agrees that it will not directly or indirectly do any of the following without the prior written consent of the Noteholder:

(A)	amend, modify or waive the Certificate of Incorporation or By-Laws in a manner adverse to the Noteholder without the prior written consent of the Noteholder other than as necessary in order to consummate the contemplated transaction between the Company, Guarantor and either (i) Noteholder and its shareholders or, if said contemplated merger transaction is terminated for any reason, than in connection with a financing or other merger transaction whereby Noteholder will be paid as a condition of said financing ;

(B)	conduct or operate its business outside of the ordinary course of business;

(C)	incur any indebtedness for borrowed money, pledge or grant any lien or encumbrance of any kind on any assets of the company other those liens which already exist or are created on the date hereof and to secure indebtedness for borrowed money or otherwise, or assume, endorse or otherwise become responsible for the obligations of any other individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity (“Person”);

(D)	make any loan, advance or capital contribution to any Person;

(E)	enter into, amend in any material respect, waive or terminate any related party agreement other than the entry into a related party agreement that is on an arm’s length basis and on terms no less favorable to the Company than those that could be obtained from an unaffiliated third party;

(F)	enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets and/or equity interests of any person other than in the ordinary course of business,;

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(G)	(a) merge, consolidate, reorganize or take part in any similar transaction with any other entity that would result in a change of control or transfer of substantially all of its assets or (b) sell, lease, transfer, license, pledge, lien, dispose or encumber all or a significant portion of the assets of the Company, in a single transaction or series of related transactions;

(H)	settle any lawsuit, legal action or other legal proceeding or otherwise assume any material liability or agree to the provision of any equitable relief by the Company;

(I)	make any investments in any other person or make any payments to any person including, without limitation, salary, bonuses and/or consulting fees other than in the ordinary course of business consistent with past practices;

(J)	liquidate, dissolve or wind-up the business or affairs of the Company and/or the Guarantor or consent to any of the foregoing or initiate a bankruptcy proceeding involving the Company and/or the Guarantor; or

(K)	Without the prior written consent of the Noteholder, the Payor and/or the Guarantor is prohibited from declaring a dividend or any other distribution in whatever form on the Payor’s common stock and the Guarantor’s common stock.

Notwithstanding the foregoing, Paragraph of “B”, “E”, “G”, “H”, “I” of this Article “20” and of Article “6” of this Note shall be deemed null and void (but all other provisions shall remain in full force and effect) in the event that either (i) the Noteholder fails to make any of the drawdowns for any reason as scheduled, or (ii) this Note or the prospective merger or business acquisition of the parties are terminated by any Party for any reason (the “Merger Termination”). In addition, in the event of a Merger Termination, the provisions of Article “20” of this Note shall all be deemed waived for any action or transaction whereby the Noteholder is an intended third party beneficiary, and is in fact repaid simultaneously with, and as a condition of the closing of such transaction.

21. Conditions to Making Advances.

(A) The obligation of the Noteholder to make the Initial Advance upon the execution of this Note, is subject to the fulfillment, on or before such execution, of each of the following conditions, unless otherwise waived:

(i) Representations and Warranties. The representations, warranties and covenants of the Company and the Guarantor contained in Articles “16” and “18” of this Note shall be true and correct in all material respects (except that any representations and warranties which are qualified with respect to materiality shall be true and correct in all respects) on and as of the date of this Note.

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(ii) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Note on or before the execution of this Note.

(iii) Compliance Certificate. The President of the Company shall deliver to the Noteholder upon the execution of this Note a certificate dated as of the date of this Note certifying that the conditions specified in Paragraphs “(A)” of this Article “21” of this Note have been fulfilled.

(iv) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Note shall be obtained and effective as of the date of this Note.

(v) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated on the date of this Note and all documents incident thereto shall be reasonably satisfactory in form and substance to the Noteholder, and the Noteholder (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

(vi) Consents ; Disclosure Schedules. The Company and the Guarantor shall have, with the exception of the Creditor Consents and final Disclosure Schedules, received all the necessary consent, if applicable, including, but not limited to, from any existing lenders, the Board of Directors of the Company and the Guarantor with respect to this Note, the Security Agreement and the Guarantee. The Company and Guarantor shall exercise best efforts in obtaining all necessary Creditor Consents, all Disclosure Schedules and any other necessary information which is required to be provided by the Company and Guarantor pursuant to Articles “17” and “18” of this Note on or prior to September 8, 2017.

(B) From and after the date of this Note, additional Advances may be made by the Noteholder in its sole discretion as set forth in Article “(1)” of this Note. In no event shall this Note, or any term or provision herein or therein be deemed, construed or otherwise interpreted to be a commitment to make Advances or extend additional credit in any respect.

22. Collection Costs.

The Payor agrees to pay all reasonable costs of collection, which may be paid or incurred by the Noteholder in connection with the Noteholder’s exercise of its rights or remedies pursuant to this Note.

23. Full Recourse.

Anything in this Note to the contrary notwithstanding, the Payor shall be liable on this Note for the full amount of the principal and any accrued interest due pursuant to this Note.

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24. Miscellaneous.

(A) Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

(B) Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission or electronic mail (“E-mail”) with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Payor:	Digiliti Money, Inc.
18671 Lake Drive East,
delFive Business Park G,
Minneapolis, MN 55317
Attn: Bryan D. Meier, CEO
Email:bmeier@digilitimoney.com

With a copy to:
CKR Law, LLP
1330 Avenue of the Americas, 14th Floor
New York, New York 10019
Attn: Ron Levy, Esq.
Email: Rlevy@CKRLaw.com

To the Guarantor:	Digiliti Money Global, Inc.
18671 Lake Drive East,
delFive Business Park G,
Minneapolis, MN 55317
Attn: Bryan D. Meier, CEO
Email: bmeier@digilitimoney.com

With a copy to:	CKR Law, LLP
1330 Avenue of the Americas, 14th Floor
New York, New York 10019
Attn: Ron Levy, Esq.
Email: Rlevy@CKRLaw.com

To the Noteholder:	UFT Equities Inc.
75 Broad Street, Suite 2410
New York, NY 10004
Attn: Richard Steggall, CEO
Facsimile No.: (212) 392-4721
Email: richard@urbanft.com

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With a copy to:	The Mintz Fraade Law Firm, P.C.
271 Madison Avenue, 12th Floor
New York, New York 10016
Attn: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-Mail: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph “(C)” of this Article “24” of this Note are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the following applicable dates:

i. If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

ii. If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

iii. If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

iv. If delivered by personal delivery, as of the date of delivery.

(D) Governing Law; Disputes. In view of the fact that: (i) the Company was formed pursuant to the laws of the State of Minnesota; (ii) the Guarantor was formed pursuant to the laws of the State of Delaware; (iii) the Noteholder was formed pursuant to the laws of the State of Delaware; and (iv) the Noteholder has offices in the State of New York, in order to avoid the question of which state law shall be applicable, the Parties hereto agree that:

i. This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. Moreover, the parties agree this Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York without giving effect to the principles of conflicts of law.

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ii. With respect to the entire subject matter of any and all disputes relating to or arising pursuant to this Note, the Parties agree that all such disputes shall be resolved in the Courts in the County of New York, State of New York, and the Parties irrevocably waive any right to the following: (A) a trial by jury; and (B) removal of any action from the Supreme Court of the State of New York, County of New York, to any United States District Court, including, but not limited to, the United States District Court for the Southern or Eastern Districts of New York. It is further agreed that with respect to any claim by the parties with respect to any matter the Parties hereby: (1) specifically designate the Courts in the County of New York, State of New York as properly having venue (2) consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Supreme Court of the State of New York, County of New York, and (3) waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, to the addresses set forth in Paragraph “C” of this Article “24” of this Note, or to such other address as shall be designated by written notice to the other Party. The Parties agree that the prevailing party in any and all disputes relating to or arising pursuant to this Note as determined by the Court shall be entitled to reasonable costs and attorney’s fees as determined by the Court

(E) Authorization. The Company hereby represents to the Noteholder that this Note has been duly authorized and that the individual executing this Note on behalf of the Company is duly authorized to do so.

(F) Exhibits. All Exhibits annexed or attached to this Note are incorporated into this Note by reference thereto and constitute an integral part of this Note.

(G) Entire Agreement. This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Note or any of the documents or instruments required to be executed pursuant to this Note, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(H) No Assignment. The parties hereby agree that the Payor’s rights and obligations under this Note shall not be transferred or assigned to any third parties without the prior written consent of the Noteholder. The parties hereby further agree that the Noteholder’s rights and obligations under this Note may be transferred or assigned to any third party provided such third party is not a direct competitor of the Payor.

(I) Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

(J) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

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(K) Binding upon Execution and Delivery. No party to this Note shall be bound hereby until fully executed counterparts to this Note have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

(L) Construction. Each of the parties to this Note hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations or had the opportunity to be advised by counsel (ii) each counsel has had significant input in the development of this Note and (iii) this Note shall not, therefore, be construed more strictly against Urban FT, Inc., because The Mintz Fraade Law Firm, P.C. drafted this Note, regardless of any presumption or rule requiring construction against the party whose attorney drafted this Note.

(M) Modifications. This Note may not be changed, modified, extended, terminated or discharged orally, except by a written Note specifically referring to this Note which is signed by the Payor and the Noteholder.

(N) Third Party Beneficiaries. This Note and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties to this Note and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Note.

(O) Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties to this Note and their heirs, executors, administrators, personal representatives, successors and assigns. Subject to this Paragraph “(O)” of this Article “24” of this Note, nothing in this Note shall be construed to give to any person or corporation other than the Payor and the Noteholder any legal or equitable right, remedy or cause under this Note.

(P) Severability. The provisions of this Note shall be deemed separable. Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note.

(Q) Facsimile and E-mail Signatures. Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

(R) Counterparts. This Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Note and agree to be bound by its terms and conditions.

Digiliti Money, Inc.

By:	/s/ Bryan D. Meier
Bryan D. Meier, Interim CEO

Digiliti Money Global, Inc.

By:	/s/ Bryan D. Meier
Bryan D. Meier, Interim CEO

By:	/s/ James L. Davis
James L. Davis, Chairman

Agreed to

UFT Equities Inc.

By:	/s/ Richard Steggall
Richard Steggall, CEO

Exhibits and Schedules:

Exhibit “A” Security Agreement

Exhibit “B” Guarantee of Digiliti Money Group, Inc.

Exhibit “C” Financial Statements

Exhibit “D” Disclosure Schedule

Exhibit “E” Guarantor Capitalization

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Exhibit “A”

Security Agreement

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Exhibit “B”

Guarantee of Digility Money Group, Inc.

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Exhibit “C”

Financial Statements

Schedule 17(I)	Audited consolidated balance sheet and statements of income and cash flows as of and for the twelve months ended December 31, 2016 and December 31, 2015

Unaudited consolidated balance sheet and statements of income and cash flows as of and for the six months ended June 30, 2017

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Exhibit “D”

Disclosure Schedule

Schedule 17(F)	Digiliti Money Group, Inc. (the “Guarantor”) holds 100% of the outstanding common stock in Digiliti Money, Inc. (the “Company”)

Schedule 17(H)	Listing of all Company Intellectual Property that is registered with any governmental authority or for which an application to a regulatory authority has been made

Schedule 17(I)	Financial Statements are provided in Exhibit “C”

Listing of obligations under contracts and commitments made in the ordinary course of business that are not required to be reflected in financial statements prepared in accordance with GAAP

Schedule 17(K)	Listing of pending or threatened litigation

Schedule 17(L)	Listing of standard employee benefits made available to all employees

Schedule 17(N)	Listing of amounts due as of September 1, 2017 to any employees, consultants or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed

Description of the Company’s policy, practice, plan or program of paying severance pay

Executive Employment Agreements with Bryan Meier, Randy Hunter Wolfe. Bruce Whitmore and Christopher F. Ebbert

Schedule 17(O)	Unaudited consolidated balance sheet and statements of income and cash flows as of and for the seven months ended July 31, 2017

Schedule 17(P)	Listing of taxes due and payable by the Company which have not been timely paid

Schedule 17(R)	Associate Agreement required to be signed by all employees of the Company

Schedule 17(T)	Certificate of Incorporation

Bylaws of the Company

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Exhibit “E”

Guarantor Capitalization

Listing of all outstanding equity interests by shareholder as of September 1, 2017

Listing of outstanding warrants to purchase common stock as of September 1, 2017

Listing of outstanding stock options as of September 1, 2017

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